UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 27, 2004

Affiliated Computer Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	1-12665 (Commission File Number)	51-0310342 (IRS Employer Identification No.)

2828 North Haskell Avenue, Dallas, Texas (Address of principal executive offices)	75204 (Zip code)

Registrant’s telephone number including area code: (214) 841-6111

Not Applicable
(Former name or former address if changed from last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit referenced below and the information set forth therein are deemed to be furnished pursuant to Item 9 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

     (c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release dated January 27, 2004.

ITEM 9. REGULATION FD DISCLOSURE

     On January 27, 2004, Affiliated Computer Services, Inc. (“ACS”) announced that its Board of Directors approved the redemption of ACS’ 3.50% Convertible Subordinated Notes due February 15, 2006 (the “Notes”) under the Indenture dated as of February 21, 2001 (the “Indenture”) between ACS and The Bank of New York Trust Company, N.A. (as successor in interest to U.S. Trust Company of Texas, N.A.), as trustee (the “Trustee”) at a redemption price (the “Redemption Price”) equal to 101.4% of the principal amount of the Notes, plus accrued interest to the Redemption Date (as defined below), pursuant to Article XI of the Indenture (the “Redemption”).

     ACS has set February 27, 2004 (the “Redemption Date”) as the date for the Redemption. Any holder of the Notes has until the close of business on February 26, 2004 to convert its Notes to shares of ACS’ Class A common stock in accordance with Article XII of the Indenture. The conversion rate is 23.0234 shares of Class A Common Stock for each U.S. $1,000 principal amount of the Notes, after giving effect to the Issuer’s two-for-one split of its outstanding Class A Common Stock, paid in the form of a 100% stock dividend on February 22, 2002 to Class A stockholders of record as of the close of business on February 15, 2002 (equivalent to a conversion price of $43.43 per share of Class A common stock).

2

     On January 27, 2004, the Company issued a press release announcing the Redemption. A copy of such press release is attached as Exhibit 99.1 and will be published on the Company’s web site at http://www.acs-inc.com.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the information disclosed pursuant to this Item 9 and the press release attached as Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC

By:	/s/ Warren D. Edwards Name: Warren D. Edwards Title: Executive Vice President and Chief Financial Officer

Date: January 27, 2004

4

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Affiliated Computer Services, Inc. Press Release dated January 27, 2004